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                           FOURTH EXTENSION AGREEMENT

     This Fourth Extension Agreement ("Fourth Extension") is made and entered into this 28th day of June, 2001, by and among Ballantyne of Omaha, Inc. ("the Borrower"), Design and Manufacturing, Inc., Xenotech Strong, Inc., Strong Westrex, Inc., and Xenotech Rental Corp. (collectively "the Guarantors") and Wells Fargo Bank Nebraska, National Association, ("the Bank").

                                    RECITALS

     A. The Borrower is indebted to the Bank as evidenced by a Revolving Note dated January 5, 2001, in the maximum principal amount of $9,500,000.00, as amended and modified from time to time ("Revolving Note"). The principal balance outstanding on June 21, 2001, under the Revolving Note was $4,549,738.13; accrued and unpaid interest to that date was $19,873.84.

     B. Payment of the Revolving Note is secured by, without limitation, all of the Borrower's inventory, equipment, accounts and other rights to payment, and general intangibles as more specifically described in the Security Agreement dated August 30, 1995 ("Security Agreement").

     C. Payment of the Revolving Note is also secured by, without limitation, a Deed of Trust dated August 30, 1995, and filed for record with the Douglas County Register of Deeds on August 31, 1995, as Document No. 13536, encumbering certain real property as more specifically described therein, as the same may have been amended or modified ("Deed of Trust").

     D. Payment of the Revolving Note is also secured by, without limitation, an Assignment of Leases and Rent dated August 30, 1995, and filed for record with the Douglas County Register of Deeds on August 31, 1995, as Document No.9508, encumbering certain real property as more specifically described therein, as the same may have been amended or modified ("Assignment").

     E. Payment of the Revolving Note is guaranteed by Design and Manufacturing, Inc., Xenotech Strong, Inc., Strong Westrex, Inc., and Xenotech Rental Corp. by their corporate guaranties dated December 1, 1998 (collectively "the Guaranties"). The Guaranties are secured by each respective Guarantor's accounts, inventory, equipment, and general intangibles as more specifically described in their security agreements dated August 30, 1995 and December 1, 1998.

     F. The Borrower and Guarantors executed a Loan Repayment Agreement dated December 29, 2000; an Extension Agreement dated January 31, 2001; a Second Extension Agreement dated March 15, 2001; and a Third Extension Agreement dated April 27, 2001, which set forth additional terms and conditions with regard to the above described indebtedness (collectively "the Agreement"). Terms not otherwise defined in this Fourth Extension shall have the same meanings ascribed to them in the Agreement.

     G. The Revolving Note again matures June 30, 2001, and the Borrower and Guarantors have requested that the Bank extend the Revolving Note in order for the Borrower to conclude its efforts to refinance the loan, which the Bank has agreed to do pursuant to the terms and conditions of this Fourth Extension.



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     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. ACKNOWLEDGMENT. The Borrower and the Guarantors acknowledge and agree that the recitals herein are true and correct and that the indebtedness under the Revolving Note is due and owing to the Bank without offset, defense or counterclaims and further acknowledge that the Security Agreement, Deed of Trust, Assignment and other documents evidencing the security for the Revolving Note are valid, binding and fully enforceable according to their terms; and further acknowledge that the Guaranties and security agreements therefor are valid and binding and fully enforceable according to their terms.

     2. EXTENSION OF REVOLVING NOTE. Subject to the other terms and conditions of this Fourth Extension, and subject to all terms and conditions of the Agreement, as amended herein, the indebtedness evidenced by the Revolving Note shall be extended to August 14, 2001. The Borrower shall execute herewith an appropriate Note Modification document reflecting the extended maturity date and an increased interest rate.

     3. ADDITIONAL AMENDMENTS TO AGREEMENT. Section 2.1 of the Agreement is hereby amended to increase the interest rate on the New Revolving Note effective July 1, 2001, to 2.0% over the Base Rate. Section 2.2 of the Agreement is hereby amended to reduce the "Credit Limit" to the lessor of: the Borrowing Base or $5,500,000. In addition, in the event the Borrower receives an income tax refund for fiscal year 2000, said sums shall be immediately applied to the outstanding indebtedness under the Revolving Note, and the maximum Credit Limit available (currently $5,500,000.00) and the available Borrowing Base will be reduced in a like amount.

     4. COLLATERAL SECURITY AND GUARANTIES. Payment of the Revolving Note and performance of the Borrower's obligations as set forth in this Fourth Extension and in the Agreement shall continue to be secured by the Security Agreement, Deed of Trust and Assignment. The Guarantors also reaffirm their guaranties of the Revolving Note and acknowledge and agree that their guaranties apply to the Revolving Note as extended and all other obligations of the Borrower to the Bank.

     5. CONDITIONS PRECEDENT. The Bank's performance hereunder is subject to delivery to the Bank of each of the following as conditions precedent:

          5.1  Duly executed Note Modification;

          5.2 A certified copy of the resolutions of the Borrower's Board of Directors authorizing the execution, delivery and performance of this Fourth Extension and any other document to be delivered pursuant hereto;

          5.3 A certificate of the Borrower's corporate secretary as to the incumbency and signature of the authorizing officers signing this Fourth Extension and any other document to be delivered pursuant hereto; and


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          5.4  Copies of any commitment letters, term sheets, applications, correspondence or other documents relating to the Borrower's efforts to obtain refinancing for the Revolving Note.

     6. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Fourth Extension, the Borrower represents and warrants to the Bank as follows:

          6.1 The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction where registration is necessary.

          6.2 This Fourth Extension and the documents to be delivered pursuant hereto are valid and binding in accordance with their terms and the execution, delivery and performance of this Fourth Extension and the issuance of the security agreements and other instruments granting to Bank its security interest are within the corporate powers of the Borrower, have been duly authorized, and are not in contravention of law or the terms of its articles of incorporation or bylaws, or of any undertaking to which the Borrower is a party or by which it is bound.

          6.3 The Borrower has made no loans or transferred no interest in any property or asset to any person, except in the ordinary course of business.

          6.4 No consent, approval, or authorization of or declaration or filing with any governmental authority on the part of the Borrower is required in connection with the execution and delivery of this Fourth Extension or the consummation of any transaction contemplated hereby.

          6.5 The Borrower has not incurred or assumed indebtedness contingently or otherwise, except: (i) unsecured debt in the ordinary course of business; (ii) indebtedness arising under the Agreement; and
     (iii) indebtedness disclosed to the Bank in writing as existing at the time of execution of this Fourth Extension.

          6.6 The assets of the Borrower are not subject to any lien or encumbrance except as permitted hereunder and as disclosed to the Bank in writing as existing at the time of execution of this Fourth Extension.

          6.7 The Borrower has filed all Federal, state and local tax returns and other reports that are required by law to be filed prior to the date hereof and has paid or has caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable.

          6.8 All employee (union and non-union) compensation, health, welfare, deferred compensation or other benefits which have accrued or became payable prior to the date of this Fourth Extension have been paid in full and will, during the term of this Fourth Extension, be fully paid as and when such obligations become due.


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     7.   RELEASE. In consideration of the accommodations by the Bank hereunder, the Borrower and the Guarantors do hereby, on behalf of themselves, their agents, insurers, heirs, successors and assigns, release, acquit and forever discharge the Bank and Wells Fargo & Company, (and any and all of their parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns, together with all of their present and former directors, officers, agents and employees) from any and all claims, demands or causes of action of any kind, nature or description whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or the Guarantors have had, now have or have made claim to have against any such party for or by reason of any act, omission, matter, cause or thing whatsoever from the beginning of time to and including the date of this Fourth Extension, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     8. EVENTS OF DEFAULT. The following shall constitute events of default under this Extension("Event of Default"):

          8.1 Failure to pay interest, principal or other amounts payable on the Revolving Note no later than five days after such payments become due; or

          8.2 Any event of default as defined in the Revolving Note, Agreement, Security Agreement, Guaranties, Deeds of Trust, Assignment, or any other documents or agreements between the Bank and the Borrower or Bank and the Guarantors; or

          8.3 Breach or violation of any covenant or agreement of the Borrower or the Guarantors set forth herein; or

          8.4 Default by the Borrower relating to any other indebtedness for borrowed money or the effect of which default is to permit the holder of such indebtedness to declare the same due prior to the date fixed for its payment under the terms thereof; or

          8.5 Any representation or warranty made by the Borrower or the Guarantors in this Fourth Extension or by the Borrower or the Guarantors in any statement, certificate or instrument contemplated by or made pursuant to or in connection with this Fourth Extension shall have been untrue or incorrect when made; or

          8.6 The Borrower or the Guarantors become insolvent; make an assignment for the benefit of creditors; a custodian, trustee or receiver is appointed for the Borrower or the Guarantors, or for any of their properties ; or bankruptcy, reorganization or liquidation proceedings are instituted by or against the Borrower or the Guarantors and, if instituted against any of them, are consented to by them or remain undismissed for thirty (30) days;

          8.7 The occurrence of any litigation or governmental proceeding which is pending or threatened against the Borrower or the Guarantors which could have a material adverse effect on the Borrower's or the Guarantors' financial condition or business, and which is not remedied within a reasonable period of time, not to exceed 10 days after notice thereof to the Borrower or the Guarantors; or


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          8.8  An execution, levy, garnishment summons or attachment order against the Borrower or the Guarantors is served upon Bank.

     9. REMEDIES. Upon the occurrence of any Event of Default or at any time thereafter, the Bank or the holder of the Revolving Note may declare the Note to be due and payable, and the Note shall immediately become due and payable, and Bank shall be entitled to the immediate exercise of all its rights and remedies available to it under the Revolving Note, Security Agreement, Guaranties, Deeds of Trust, Assignment, and all other documents and agreements between the parties.

     10.  MISCELLANEOUS.

          10.1 The provisions of this Fourth Extension shall be in addition to those of any guaranties, deeds of trust, assignments, pledges, security agreements, note or other evidence of liability held by the Bank and executed by the Borrower or the Guarantors, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other guaranties, deeds of trust, assignments, pledges, security agreements, note or other evidence of liability in accordance with their respective terms.

          10.2 The Bank shall have the right at all times to enforce the provisions of this Fourth Extension and the collateral documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom, conduct or course of dealing in any way or manner contrary to specific provisions of this Fourth Extension or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

          10.3 This Fourth Extension shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower and the Guarantors have no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Fourth Extension, and the documents referred to herein or executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party. There are no promises, inducements or terms and conditions other than as specifically set forth herein.

          10.4 If any provision of this Fourth Extension shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Fourth Extension that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

          10.5 No failure of the Bank, or of the holder of the Revolving Note, in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further


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     exercise thereof or the exercise of any other right, power or privilege.
     The rights and remedies of the Bank or the holder of the Revolving Note or other evidence of liability under this Fourth Extension are cumulative and not exclusive of any rights and remedies which it may otherwise have.

          10.6 This Fourth Extension may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

          10.7 If any provision contained in this Fourth Extension is inconsistent with any provision of any of the documents described herein or any other document in favor of the Bank, the provision contained in this Fourth Extension shall supersede such inconsistent provision in the document described herein or any document in favor of the Bank.

          10.8 The substantive laws of the State of Nebraska shall govern the construction of this Fourth Extension and the rights and remedies of the parties hereto.

     11. FEES AND EXPENSES. Upon execution of this Fourth Extension, the Borrower shall pay to the Bank an extension fee of $10,000.00, which shall be deemed fully earned and not applied to the outstanding indebtedness under the Revolving Note. In addition the Borrower agrees, within 10 days of invoice, to pay to the Bank all expenses including, but not limited to, (i) the reasonable fees and expenses of legal counsel for the Bank, incurred in connection with the preparation, administration, amendment, modification or enforcement of this Fourth Extension and the collateral documents and the collection or attempted collection of the indebtedness; and (ii) expenses of future collateral audits conducted by the Bank at the Bank's customary rates.

     12. ADVICE OF COUNSEL. The Borrower and the Guarantors acknowledge that they have reviewed this Fourth Extension in its entirety, having consulted such legal, tax or other advisors as they deem appropriate and understand and agree to each of the provisions of this Fourth Extension and further acknowledge that they have entered into this Fourth Extension voluntarily.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Fourth
Extension as of the day and year first above written.


BALLANTYNE OF OMAHA, INC.


By: /s/ John Wilmers
    --------------------------------
    Its: President
         ---------------------------


         And


By: /s/ Brad French
    --------------------------------
    Its: CFO
         ---------------------------



DESIGN AND MANUFACTURING, INC.              STRONG WESTREX, INC


By: /s/ John Wilmers                        By: /s/ John Wilmers
    --------------------------------            --------------------------------
    Its: President                              Its: President
         ---------------------------                 ---------------------------



XENOTECH STRONG, INC.                       XENOTECH RENTAL CORP.


By: /s/ John Wilmers                        By: /s/ John Wilmers
    --------------------------------            --------------------------------
     Its: President                             Its: President
          --------------------------                 ---------------------------



WELLS FARGO BANK NEBRASKA,
NATIONAL ASSOCIATION


By: /s/ Jerry Lundgren
    --------------------------------
    Its: Vice-president
         ---------------------------


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